Exhibit 99

MAYVILLE ENGINEERING COMPANY ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE ACCU-FAB, LLC

Acquisition to provide MEC with strategic diversification into high-growth end-markets, including critical power infrastructure, data center and renewable energy

Combined platform adds strategically located facilities and enhances value-added capabilities

Expected to be immediately accretive to Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings Per Share

MEC to host Accu-Fab acquisition conference call and webcast today at 9:00 a.m. Eastern Time

MILWAUKEE, Wis., May 27, 2025 -- Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping and manufacturing solutions serving diverse end-markets, today announced a definitive agreement to acquire Accu-Fab, LLC (“Accu-Fab”) from strategic holding company Tide Rock for a total consideration of $140.5 million, plus ordinary and customary adjustments. The proposed acquisition is expected to close during the third quarter 2025, subject to the satisfaction of customary closing conditions.

Accu-Fab is a vertically integrated contract manufacturer providing technology-driven, cutting-edge metal fabrication solutions to large OEMs. Accu-Fab offers value-added services that include design, engineering, sheet metal fabrication and integration, and specialized finishing. Accu-Fab serves as a supplier to leading OEMs in the critical power infrastructure, data center and renewable energy end-markets. Accu-Fab operates state-of-the-art manufacturing facilities at two locations, Raleigh, North Carolina and Wheeling, Illinois, which include approximately 200,000 square-feet of manufacturing space.

“Accu-Fab is a well-established metal fabricator with deep, long-standing relationships with leading OEMs in high-growth, emerging end markets that are highly complementary to MEC’s existing growth platform,” said Jag Reddy, President and Chief Executive Officer.  “Upon closing of the acquisition, Accu-Fab will be immediately accretive to our Adjusted EBITDA, Adjusted EBITDA margins and Adjusted Earnings Per Share (EPS), while creating substantial upside to our long-term value creation potential.”

“Additionally, this acquisition strengthens our commercial reach by accelerating entry into attractive new markets—an explicit priority within our MBX value creation framework,” continued Reddy.  “Accu-Fab’s strong customer relationships and value-added services present a compelling opportunity to leverage scale, operational discipline, and commercial infrastructure to drive meaningful revenue and cost synergies.”

“Demand for critical power infrastructure and industrial-grade metal components is being propelled by durable multi-year growth drivers, including large-scale investment in data center infrastructure and the reshoring of U.S. manufacturing,” stated Reddy.  “Through the acquisition of Accu-Fab, MEC is able to gain immediate access to end markets shaped by these trends, while also adding incremental domestic production capacity to support growing demand in key geographies. Over the next three years, we expect to realize significant operational and commercial synergies, consistent with our commitment to margin expansion, capital discipline, and sustained profitable growth.”

TRANSACTION OVERVIEW

Accu-Fab brings to MEC a track record of profitable growth and operational excellence.  For the full-year 2024, Accu-Fab recorded total net sales and Adjusted EBITDA of approximately $61 million and $14 million, respectively, resulting in an Adjusted EBITDA margin of more than 23%.  For the same period, Accu-Fab generated free cash flow of approximately $8 million, or more than 55% of Adjusted EBITDA. Upon closing, the transaction is expected to be immediately accretive to MEC’s Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS, which excludes one-time transaction costs.

MEC intends to fund the transaction through cash and borrowings under its existing $250 million syndicated credit facility with Wells Fargo Bank, National Association, as administrative agent. Wells Fargo Bank and JPMorgan Chase Bank, N.A. have committed an additional $50 million in incremental commitments under the credit facility, subject to customary conditions, to support the ongoing needs of the business, which will be documented as an amendment to the existing credit facility. At closing, MEC anticipates its pro-forma ratio of net debt to Adjusted EBITDA will be approximately 3.0x. Given the expected cash generation of the combined company, MEC intends to reduce its net leverage within the first eighteen months after the closing of the transaction to 1.5x – 2.0x.

Based on current expectations and market conditions, the Company expects that the Accu-Fab acquisition will contribute between $28 – $32 million of net sales and between $6 – $8 million in Adjusted EBITDA for 2025.

STRATEGIC RATIONALE

●	Accu-Fab provides MEC meaningful diversification into high-growth adjacent end-markets. Consistent with MEC’s stated strategic commitment to commercial growth, Accu-Fab provides diversification and expansion into high-growth adjacent end-markets with demand supported by substantial multi-year growth trends. These end-markets include critical power infrastructure, data centers and renewable energy.
●	Accu-Fab brings a superior margin profile to MEC. The acquisition of Accu-Fab is expected to be immediately accretive to MEC’s Adjusted EBITDA and Adjusted EBITDA margins. During the three-years ended 2024, Accu-Fab has generated an average Adjusted EBITDA margin of 20.2% compared to MEC’s average Adjusted EBITDA margin of 11.2%, during the same period.
●	Integrated platform creates opportunities for revenue synergies and further market share growth. MEC’s scale and operational efficiencies provide the opportunity to leverage Accu-Fab’s customer relationships and expertise to meet white-space within Accu-Fab’s end-markets. In addition, MEC will be able to leverage its large domestic footprint to capitalize on opportunities to expand share-of-wallet with Accu-Fab’s existing customers across a broader range of geographies. In total, MEC believes that these opportunities represent approximately an additional $3 – $5 million in potential annual revenue synergies over the next twenty-four months.
●	Significant cost synergy opportunity through implementation of MBX framework. Over the last few years, MEC has successfully implemented a strategic operating platform, which is built on operational excellence and a culture of continuous improvement. By implementing this framework across Accu-Fab’s footprint, the Company believes it can generate approximately $1.0 million in annual cost synergies and improved utilization by 2026.

ADVISORS

J.P. Morgan Securities LLC is serving as financial advisor, The Keystone Group is serving as a strategic consultant, and Foley & Lardner LLP is serving as legal counsel to Mayville Engineering Company.

ACCU-FAB ACQUISITION CONFERENCE CALL

A conference call will be held today at 9:00 a.m. Eastern Time to discuss MEC’s acquisition of Accu-Fab, LLC and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the MEC corporate website at https://ir.mecinc.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

For telephone access to the conference, call (833) 470-1428 within the United States, or call (833) 950-0062 when dialing from Canada and please use the Access Code: 659793.

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, MEC is a leading U.S.-based, vertically-integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, aluminum extrusion, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 23 facilities, of which 22 are in use, across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting. For more information, please visit www.mecinc.com.

ABOUT ACCU-FAB, LLC

Accu-Fab is an industry-leading metal solutions contract manufacturer with value-added capabilities including design and engineering services, full fabrication and assembly, supply chain management and specialized finishing. Accu-Fab’s advanced capabilities include metal fabrication, precision forming, Class A finishing and electromechanical assembly, ensuring on-time delivery and high-performance results. Accu-Fab serves critical power infrastructure, data centers, renewable energy and other diverse end markets.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: macroeconomic conditions, including inflation, elevated interest rates, labor availability, material cost pressures and inconsistent demand, have had, and may continue to have, a negative impact on our business, financial condition, cash flows and results of operations (including future uncertain impacts); risks relating to developments in the industries in which our customers operate; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; failure to compete successfully in our markets; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; volatility in the prices or availability of raw materials critical to our business; geopolitical and economic developments, including foreign trade relations and associated tariffs; risks related to entering new markets; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; our ability to successfully identify or integrate acquisitions; our ability to develop new and innovative processes and gain customer acceptance of such processes; risks related to our information technology systems and infrastructure; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; our ability to remediate the material weakness in internal control over financial reporting identified in preparing our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and to subsequently maintain effective internal control over financial reporting; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. This discussion should be read in conjunction with our audited consolidated financial statements included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2024. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.